UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2011

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

27 Union Square, West Suite 502
New York, New York  10003
Telephone No.: 212-206-1216
(Address and telephone number of Registrant's principal executive offices and principal place of business)

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

Fidelity Private Placement

On June 3, 2011, YOU On Demand Holdings, Inc. (the “Company”) completed a private placement transaction with FIL Investment Management (Hong Kong) Limited (“Fidelity”), as professional fiduciary for various accounts from time to time. Pursuant to a securities purchase agreement between the Company and Fidelity (the “Fidelity SPA”), the Company issued to funds managed by Fidelity and its affiliates 73,440,972 shares of the Company’s common stock at a per share price of $0.088, resulting in aggregate gross proceeds to the Company of $6,462,806 (the “Fidelity Private Placement”).

Pursuant to the Fidelity SPA, the Company may not, during the six month period following the closing, without the prior written consent of Fidelity, issue any shares of its common stock, including securities that are exercisable or convertible into common stock except for (i) up to 146,881,944 shares of its common stock at a per share price equal to or greater than US$0.088, (ii) shares of its common stock upon the exercise, exchange or conversion of securities of the Company which were outstanding prior to the closing, (iii) shares of its common stock upon the exercise, exchange or conversion of callable warrants to purchase up to 50,000,000 shares of the Company’s common stock, with a per share exercise price equal to or greater than US$0.088, and (iv) pursuant to the Company’s 2010 Equity Incentive Plan, options to purchase up to an aggregate of 33,000,000 shares of its common stock to new and existing employees of the Company in the normal course of business.  In addition, the Company granted to Fidelity a right of first refusal during the six month period following the closing to purchase up to ten percent of the number of shares of common stock offered to investors as permitted in the Fidelity SPA, at a per share price of $0.088 and on identical terms as set forth in the Fidelity SPA.

The Fidelity SPA also provides that the Company shall, within thirty days following the closing, file an application to be listed on any of the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or such other national securities exchange as is reasonably acceptable to Fidelity, and will use its commercially reasonable efforts to effect the uplisting within one hundred eighty days following the closing.

In connection with the Fidelity Private Placement, the Company also entered into a registration rights agreement (the “RRA”) pursuant to which the Company is obligated to file a registration statement with the U.S. Securities and Exchange Commission within thirty days following the closing to register the shares of common stock issued to Fidelity.  In addition, the Company agreed to use its commercially reasonable efforts to have the registration statement declared effective within ninety days of the closing.

Also in connection with the Fidelity Private Placement, each of Shane McMahon, the Company’s chairman and chief executive officer, and Weicheng Liu, the Company’s director and senior executive officer, entered into lock-up agreements with Fidelity, pursuant to which each of them agreed not to transfer any shares of the Company’s capital stock held directly or indirectly by them for a one year period following the closing.

Chardan Capital Markets LLC (“Chardan”) acted as agent for the Company in connection with the Fidelity Private Placement, and received an agent fee equal to $323,140, or five percent of the gross proceeds received by the Company.

Investor Private Placement

On June 7, 2011, the Company completed a private placement transaction with a group of accredited investors (collectively, the “Investors”).  Pursuant to a securities purchase agreement between the Company and the Investors (the “Investor SPA”), the Company issued to the Investors an aggregate of 50,625,000 shares of the Company’s common stock at a per share price of $0.088, resulting in aggregate gross proceeds to the Company of $4,455,000 (the “Investor Private Placement”).  The offer and sale of the shares to the Investors was made in compliance with Section 8.4(i) of the Fidelity SPA, and following the Investor Private Placement the Company may, without the prior written consent of Fidelity, sell up to an aggregate of 96,256,944 shares of its common stock during the six month period following the closing of the Fidelity Private Placement at a per share price equal or greater to US$0.088. In connection with the Investor Private Placement and pursuant to Section 8.5 of the Fidelity SPA, Fidelity had the right to purchase up to 5,062,500 shares of our common stock, or up to ten percent of the number of shares sold to the accredited investors.  On June 7, 2011, the Company and Fidelity entered into a letter agreement whereby the parties agreed that Fidelity will retain the right to purchase such shares until December 3, 2011.

Chardan acted as placement agent in connection with the Investor Private Placement, and received a placement agent fee equal to $445,500, or ten percent of the gross proceeds received by the Company.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Fidelity SPA, RRA, Investor SPA or the transactions contemplated thereby or a complete explanation of the material terms thereof.  The foregoing description is qualified in its entirety by reference to the provisions of such agreements attached to this report as Exhibits 10.1, 10.2 and 10.3.

Item 3.02.	Unregistered Sales of Equity Securities.

The information pertaining to the sale of shares of the Company’s common stock issued in connection with the Fidelity Private Placement and the Investor Private Placement in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.  The issuance of the shares of the Company’s common stock to Fidelity pursuant to the Fidelity SPA and to the Investors pursuant to the Investor SPA were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

With respect to the Fidelity Private Placement, the Company issued the shares of its common stock to Fidelity in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation S promulgated thereunder.  Fidelity represented to the Company that it acquired the shares for investment purposes and that the purchaser is not a “U.S. person” (as defined in Rule 902 of Regulation S) and was not acquiring the shares for the account or benefit of a U.S. person, and no directed selling efforts were made by the Company.

With respect to the Investor Private Placement, the Company issued the shares of its common stock to the Investors in reliance from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder.  Each of the Investors represented that it is an accredited investor as defined in Rule 501(a) under the Securities Act and that there was no general solicitation or advertising in connection with the offer and sale of the shares.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated May 26, 2011, by and between the Company and FIL Investment Management (Hong Kong) Limited.

10.2	Form of Registration Rights Agreement, dated May 26, 2011, by and between the Company and FIL Investment Management (Hong Kong) Limited.

10.3	Form of Securities Purchase Agreement, dated June 7, 2011, by and between the Company, Chardan Capital Markets and the Investors signatory thereto.

99.1	Press Release, dated June 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: June 8, 2011	By:	/s/Marc Urbach
Marc Urbach President and Chief Financial Offier